                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant / /
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12
                               Schuler Homes, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                              SCHULER HOMES, INC.
                              828 FORT STREET MALL
                                  FOURTH FLOOR
                               HONOLULU, HI 96813

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 17, 1999

                            ------------------------

To our Stockholders:

    You are cordially invited to attend the Annual Meeting of Stockholders of SCHULER HOMES, INC. (the "Company") which will be held at Room #1 on the 8th Floor of the Pacific Tower at 1001 Bishop Street, Honolulu, Hawaii, at 10:00 a.m. on May 17, 1999 for the following purposes:

    1. To elect to the Board two directors to serve for a three-year term ending in the year 2002 or until successors have been duly elected and qualified;

    2. To amend the Company's 1992 Stock Option Plan to increase the number of shares of Common Stock available for issuance by 500,000 shares and to further amend the 1992 Stock Option Plan as described in the accompanying Proxy Statement;

    3. To ratify the appointment of Ernst & Young LLP as independent public accountants of the Company for the fiscal year ending December 31, 1999; and

    4. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

    These matters are more fully described in the Proxy Statement accompanying this Notice.

    Only stockholders of record at the close of business on April 5, 1999 are entitled to notice of and to vote at the Annual Meeting. The stock transfer books will remain open between the record date and the date of the Annual Meeting. A list of stockholders entitled to vote at the Annual Meeting will be available for inspection at the executive offices of the Company.

    All stockholders are cordially invited to attend the meeting in person. Whether or not you plan to attend, please sign and return the enclosed proxy as promptly as possible in the envelope enclosed for your convenience. Should you receive more than one proxy because your shares are registered in different names and addresses, each proxy should be signed and returned to assure that all your shares will be voted. You may revoke your proxy at any time prior to the Annual Meeting. If you attend the Annual Meeting and vote by ballot, your proxy will be revoked automatically and only your vote at the Annual Meeting will be counted.

    Please read the proxy material carefully. Your vote is important and the Company appreciates your cooperation in considering and acting on the matters presented.

                                          Very truly yours,

                                              [/S/ JAMES K. SCHULER]
                                          James K. Schuler
                                          CHAIRMAN OF THE BOARD,
                                          PRESIDENT AND CHIEF EXECUTIVE OFFICER

Honolulu, Hawaii
April 20, 1999

YOUR VOTE IS VERY IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. PLEASE READ THE ATTACHED PROXY STATEMENT CAREFULLY, COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE.

              STOCKHOLDERS SHOULD READ THE ENTIRE PROXY STATEMENT
                   CAREFULLY PRIOR TO RETURNING THEIR PROXIES

                            ------------------------

                                PROXY STATEMENT
                                      FOR
                       ANNUAL MEETING OF STOCKHOLDERS OF
                              SCHULER HOMES, INC.

                            TO BE HELD MAY 17, 1999

                            ------------------------

    This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of SCHULER HOMES, INC., a Delaware corporation ("Schuler Homes" or the "Company") of proxies to be voted at the Annual Meeting of Stockholders which will be held at 10:00 a.m. on May 17, 1999 at Room #1 on the 8th Floor of the Pacific Tower at 1001 Bishop Street, Honolulu, Hawaii 96813 or at any adjournments or postponements thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. This Proxy Statement and the proxy card were first mailed to stockholders on or about April 20, 1999.

                         VOTING RIGHTS AND SOLICITATION

    The specific proposals to be considered and acted upon at the Annual Meeting are summarized in the accompanying Notice and are described in more detail in this Proxy Statement. The close of business on April 5, 1999 was the record date for stockholders entitled to notice of and to vote at the Annual Meeting. As of that date, Schuler Homes had 20,922,028 shares of common stock, $.01 par value per share (the "Common Stock"), issued, 20,053,028 of which were outstanding. All of the shares of the Company's Common Stock outstanding on the record date are entitled to vote at the Annual Meeting, and stockholders of record entitled to vote at the meeting will have one (1) vote for each share so held on the matters to be voted upon.

    Shares of the Company's Common Stock represented by proxies in the accompanying form which are properly executed and returned to Schuler Homes will be voted at the Annual Meeting of Stockholders in accordance with the stockholders' instructions contained therein. In the absence of contrary instructions, shares represented by such proxies will be voted FOR the election of the directors as described herein under "Proposal 1--Election of Directors", FOR the proposal to amend the Company's 1992 Stock Option Plan as described herein under "Proposal 2--Approval of Amendment to 1992 Stock Option Plan" and FOR ratification of the selection of accountants as described herein under "Proposal 3--Ratification of Selection of Independent Public Accountants." Management does not know of any matters to be presented at this Annual Meeting other than those set forth in this Proxy Statement and in the Notice accompanying this Proxy Statement. If other matters should properly come before the meeting, the proxy holders will vote on such matters in accordance with their best judgment. Any stockholder has the right to revoke his or her proxy at any time before it is voted by (i) delivering to the Company at its principal executive office at 828 Fort Street Mall, Fourth Floor, Honolulu, Hawaii 96813,
Attention: Chief Financial Officer, a written notice of revocation or duly executed proxy bearing a later date, or (ii) attending the meeting and voting in person. Election of directors by stockholders shall be determined by a plurality of the votes cast by the stockholders entitled to vote at the election present in person or represented by proxy. The other matters submitted for Stockholder approval at the Annual Meeting will be decided by the affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy and entitled to vote at the meeting. Abstentions and broker non-votes are each included in the determination of the number of shares present for quorum purposes. Abstentions are counted in tabulations of the votes cast on proposals presented to stockholders and will have the same effect as negative votes, whereas broker non-votes are not counted for purposes of determining whether a proposal has been approved.

    The entire cost of soliciting proxies will be borne by Schuler Homes. Proxies will be solicited principally through the use of the mails, but, if deemed desirable, may be solicited personally or by telephone, telegraph or special letter by officers and regular Schuler Homes employees for no additional compensation. Arrangements may be made with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy material to the beneficial owners of the Company's Common Stock, and such persons may be reimbursed for their expenses.

                 DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

    Proposals of stockholders of the Company that are intended to be presented by such stockholders at the Company's 2000 Annual Meeting must be received no later than December 22, 1999, in order that they may be included in the proxy statement and form of proxy relating to that meeting. In addition, the proxy solicited by the Board of Directors for the 2000 Annual Meeting will confer discretionary authority to vote on any stockholder proposal presented at that meeting, unless the Company receives notice of such proposal not later than March 6, 2000.

                   MATTERS TO BE CONSIDERED AT ANNUAL MEETING
                                   PROPOSAL 1
                             ELECTION OF DIRECTORS

    The members of the Board of Directors of Schuler Homes are classified into three classes, one of which is elected at each Annual Meeting of Stockholders to hold office for a three-year term and until successors of such class have been elected and qualified. The nominees for the Board of Directors are set forth below. The proxy holders intend to vote all proxies received by them in the accompanying form for the nominees for director listed below. In the event that any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them for any nominee listed below. As of the date of this Proxy Statement, the Board of Directors is not aware that any nominee is unable or will decline to serve as a director.

    THE COMPANY'S BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE NOMINEES LISTED BELOW.

NOMINEES TO BOARD OF DIRECTORS

                                                                                                CLASS AND YEAR
                                                                                    DIRECTOR    IN WHICH TERM
NAME                                              PRINCIPAL OCCUPATION                SINCE      WILL EXPIRE        AGE
-------------------------------------  ------------------------------------------  -----------  --------------      ---
Bert T. Kobayashi....................  Attorney, Kobayashi, Sugita & Goda (law           1992   Class III 2002          58
                                         firm)

Thomas A. Bevilacqua.................  Executive Vice-President Corporate                1997     Class III             42
                                         Development and General Counsel, E*Trade                    2002
                                         Group, Inc.

    Bert T. Kobayashi has served as a director of the Company since June 1992. Mr. Kobayashi is a senior partner of the Honolulu law firm Kobayashi, Sugita & Goda. Mr. Kobayashi has been a Director of First Hawaiian Bank since 1976 and has served as a director of FHB Holding Company, Inc., the parent company of First Hawaiian Bank, since 1990.

    Thomas A. Bevilacqua has been a director of the Company since April 1997. Mr. Bevilacqua is Executive Vice-President of Corporate Development and General Counsel of E*Trade Group, Inc. From 1991 to April 1999 Mr. Bevilacqua was a partner of Brobeck, Phleger & Harrison LLP and served on that firm's Executive Committee. Mr. Bevilacqua is a director of E*Trade Online Ventures.

DIRECTORS NOT STANDING FOR ELECTION

    The members of the Board of Directors who are not standing for election at this year's Annual Meeting are set forth below.

                                                                                                 CLASS AND YEAR
                                                                                     DIRECTOR    IN WHICH TERM
NAME                                                PRINCIPAL OCCUPATION               SINCE      WILL EXPIRE        AGE
----------------------------------------  ----------------------------------------  -----------  --------------      ---
Pamela S. Jones.........................  Senior Vice President of Finance and            1992   Class II 2000           38
                                          Chief Financial Officer of Schuler
                                          Homes, Inc.

Martin T. Hart..........................  Independent businessman                         1992   Class II 2000           64

James K. Schuler........................  Chairman of the Board, President and            1992    Class I 2001           60
                                          Chief Executive Officer of Schuler
                                          Homes, Inc.

Michael T. Jones........................  Executive Vice President of Operations          1992    Class I 2001           39
                                          of Schuler Homes, Inc./ Hawaii Division
                                          President

    Pamela S. Jones has been the Company's Senior Vice President of Finance and Chief Financial Officer since January 1992. From July 1988 to January 1992, Ms. Jones served as Vice President of Finance and Chief Financial Officer of JPS Hawaii, Inc., the predecessor of the Company. From September 1983 to May 1988, Ms. Jones worked as a Certified Public Accountant as Manager for the Seattle, Washington office of Touche Ross & Co., a national accounting firm. Ms. Jones is a member of the Washington Society of Certified Public Accountants and the American Institute of Certified Public Accountants.

    Martin T. Hart has served as a director of the Company since April 1992. Mr. Hart is a private investor and has owned and managed a number of companies over the years. Mr. Hart serves as a director of P.J. America, Inc., a food service company, MassMutual Corporate Investors, an investment company, MassMutual Participation Investors, Inc., an investment company, Optical Securities Group, Inc., a manufacturer of security systems, T-Netix, Inc., a communications company, Ardent Software, Inc., a software company and Vail Banks, Inc., a bank holding company.

    James K. Schuler was the founder of the Company and has been the Company's Chairman of the Board, President and Chief Executive Officer since the Company's incorporation in Delaware in January 1992. From 1988 to January 1992, Mr. Schuler served as Chairman of the Board, President and Chief Executive Officer of JPS Hawaii, Inc. Since 1973 he has been President of James K. Schuler & Associates, Inc., a private single- and multi-family development company that constructed homes in Hawaii, California, Washington and Texas ("JKS").

    Michael T. Jones has been the Company's Executive Vice President of Operations of the Hawaii division since January 1992 and in early 1999 was named Hawaii Division President. From July 1988 to January 1992, Mr. Jones served as Executive Vice President of Real Estate Development and Marketing of JPS Hawaii, Inc. From 1983 to June 1988, Mr. Jones was Construction Project Manager for Pacific West Sport & Racquet Clubs, a developer and operator of athletic and recreational facilities, and Vice President of Real Estate Development for JKS.

    Pamela S. Jones is the daughter of James K. Schuler. Michael T. Jones and Pamela S. Jones are husband and wife.

                         BOARD MEETINGS AND COMMITTEES

    The Board of Directors of the Company held a total of five meetings during fiscal 1998. Each director attended at least 75% of the aggregate of (i) the total number of meetings of the Board and (ii) the total number of meetings held by all committees of the Board on which he or she served.

    The Company has an Audit Committee and a Compensation Committee of the Board of Directors. There is no nominating committee or committee performing the functions of such committee.

    The Audit Committee meets with the Company's financial management and its independent accountants and reviews internal control conditions, audit plans and results, and financial reporting procedures. This Committee, currently consisting of Michael T. Jones, Martin T. Hart and Bert T. Kobayashi, held one meeting during fiscal 1998.

    The Compensation Committee reviews and approves the Company's compensation arrangements for key employees and administers the 1992 Stock Option Plan and the 1998 Employee Stock Purchase Plan. This Committee, currently consisting of Martin T. Hart and Bert T. Kobayashi, held two meetings during fiscal 1998.

                             DIRECTOR REMUNERATION

    Non-employee members of the Board are each paid an annual retainer fee of $20,000 plus a fee of $500 per Board meeting and are reimbursed for all out-of-pocket costs incurred in connection with their attendance at such meetings. Upon joining the Board, each non-employee Board member also receives an option grant for 20,000 shares of Common Stock under the Company's 1992 Stock Option Plan. Automatic option grants in the amount of 5,000 shares are made annually to each individual who continues to serve as a non-employee Board member on the date of each subsequent Annual Meeting of Stockholders. Accordingly, in May 1998, Martin T. Hart, Bert T. Kobayashi and Thomas A Bevilacqua each received an option grant for 5,000 shares of Common Stock with an exercise price per share of $8.50.

                   INDEMNIFICATION OF DIRECTORS AND OFFICERS

    The Company's Certificate of Incorporation and Bylaws provide for indemnification of all directors and officers. Each director and officer of the Company has entered into a separate indemnification agreement with the Company.

                                   PROPOSAL 2
                APPROVAL OF AMENDMENT TO 1992 STOCK OPTION PLAN

    The Company's stockholders are being asked to approve an amendment to the 1992 Stock Option Plan (the "Option Plan"), which includes the following changes:

        1. increase the number of shares of Common Stock available for issuance by 500,000 shares;

        2. implement an annual aggregate limit on the maximum number of shares for which any one individual may be granted options and separately exercisable stock appreciation rights of 500,000 shares;

        3. render non-employee Board members eligible to receive option grants under the Discretionary Option Grant Program of the Option Plan;

        4. eliminate the restriction that the individuals who serve as Plan Administrator may not receive any discretionary option grants from the Company while serving as Plan Administrator or during the twelve month period preceding appointment as Plan Administrator;

        5. require stockholder approval of future amendments to the Option Plan only to the extent necessary to satisfy applicable laws or regulations;

        6. allow the shares issued under the Option Plan which are subsequently reacquired by the Company pursuant to the Company's exercise of its repurchase rights to be added back to the share reserve available for future issuance under the Option Plan;

        7. effect a series of additional changes to the provisions of the Option Plan (including the transferability of non-statutory stock options and the elimination of the six (6)-month holding period requirement as a condition to the exercise of stock appreciation rights) in order to take advantage of the recent amendments to Rule 16b-3 of the Securities and Exchange Commission which exempts certain officer and director transactions under the Plan from the short-swing liability provisions of the Federal securities laws;

        8. to extend the term of the Option Plan for ten years to March 21, 2009; and

        9. to remove the aggregate limit on the number of automatic option grants to Board members.

    Stockholder approval of this proposal shall constitute ratification of the automatic option grants made to each of the Company's non-employee Board members at the Company's 1998 Annual Meeting. The Option Plan became effective in January, 1992 at the time of the Company's initial public offering. The amendment to the Option Plan that is the subject of the Proposal was adopted by the Board on March 22, 1999, subject to stockholder approval.

    The proposed share increase will assure that a sufficient reserve of Common Stock is available under the Option Plan to attract and retain the services of employees, which is essential to the Company's long-term growth and success. The establishment of the limit on the maximum number of shares for which any one individual may be granted options and separately exercisable stock appreciation rights will allow the Plan Administrator more flexibility in utilizing options to provide equity incentives to the Company's senior management while assuring that any compensation deemed paid by the Company in connection with the exercise of those options will qualify as performance-based compensation which is not subject to the $1 million dollar limitation on the tax deductibility of executive compensation per covered individual imposed under Internal Revenue Code Section 162(m). The remaining amendments will provide the Company with more opportunities to make equity incentives available to the non-employee Board members as an inducement for their continued service and to facilitate plan administration by eliminating a number of limitations and restrictions previously incorporated into the Plan to comply with the applicable requirements of SEC Rule 16b-3 prior to its recent amendment.

    The following is a summary of the principal features of the Option Plan as amended. The summary, however, does not purport to be a complete description of all the provisions of the Option Plan. Any stockholder of the Company who wishes to obtain a copy of the actual plan document may do so upon written request to the Corporate Secretary at the Company's principal executive offices in Honolulu, Hawaii.

    EQUITY INCENTIVE PROGRAMS

    The Option Plan contains two separate equity incentive programs: (i) a Discretionary Option Grant Program and (ii) an Automatic Option Grant Program. The Compensation Committee of the Board and the Board have separate but concurrent authority to administer the Discretionary Option Grant Program. The Plan Administrator (which as used in this summary will mean either the Compensation Committee or the Board to the extent each such entity is administering the Option Plan) will have complete discretion (subject to the provisions of the Option Plan) to authorize option grants under the Option Plan. However, all grants under the Automatic Option Grant Program will be made in strict compliance with the provisions of that program, and no administrative discretion will be exercised by the Plan Administrator with respect to the grants made thereunder. Stockholder approval of the amendment to the Option Plan subject to this Proposal will constitute pre-approval of all option grants subsequently made on the basis of the amended Option Plan under that program and the subsequent exercise and cancellation of those options in accordance with those terms.

    SHARE RESERVE

    The maximum number of shares of the Company's Common Stock available for issuance over the term of the Option Plan may not exceed 1,500,000 shares, including the 500,000-share increase for which stockholder approval is sought under this Proposal. In no event may any one participant in the Option Plan be granted options or separately exercisable stock appreciation rights for more than 500,000 shares in the aggregate for each calendar year beginning with 1999.

    The shares of Common Stock issuable under the Plan may be drawn from shares of the Company's authorized but unissued Common Stock or from shares of Common Stock reacquired by the Company, including shares repurchased on the open market.

    In the event any change is made to the outstanding shares of Common Stock by reason of any recapitalization, stock dividend, stock split, combination of shares, exchange of shares or other change in corporate structure effected without the Company's receipt of consideration, appropriate adjustments will be made to the securities issuable (in the aggregate and to each participant) under the Option Plan and to each outstanding option.

    ELIGIBILITY

    Officers and other employees of the Company and its parent or subsidiaries (whether now existing or subsequently established), non-employee members of the Board and the board of directors of its parent or subsidiaries and consultants and independent advisors of the Company and its parent and subsidiaries will be eligible to participate in the Discretionary Option Grant Program. Non-employee members of the Board (including members of the Compensation Committee) will also be eligible to participate in the Automatic Option Grant Program.

    As of March 31, 1999 approximately 6 executive officers, 380 other employees and 0 non-employee Board members were eligible to participate in the Option Plan, and 3 non-employee Board members were eligible to participate in the Automatic Option Grant Program.

    VALUATION

    The fair market value per share of Common Stock on any relevant date under the Option Plan will be the closing selling price per share on that date on the NASDAQ National Market System. On March 31, 1999 the closing selling price per share was $6.00.

                       DISCRETIONARY OPTION GRANT PROGRAM

    Options may be granted under the Discretionary Option Grant Program at an exercise price per share not less than eighty five percent (85%) of the fair market value per share of Common Stock on the option grant date. No granted option will have a term in excess of ten years.

    Upon cessation of service, the optionee will have a limited period of time in which to exercise any outstanding option to the extent such option is exercisable for vested shares. The Plan Administrator will have complete discretion to extend the period following the optionee's cessation of service during which his or her outstanding options may be exercised and/or to accelerate the exercisability or vesting of such options in whole or in part. Such discretion may be exercised at any time while the options remain outstanding, whether before or after the optionee's actual cessation of service.

    The Plan Administrator is authorized to issue two types of stock appreciation rights in connection with option grants made under the Discretionary Option Grant Program:

        TANDEM STOCK APPRECIATION RIGHTS provide the holders with the right to surrender their options for an appreciation distribution from the Company equal in amount to the excess of (a) the fair market value of the vested shares of Common Stock subject to the surrendered option over (b) the aggregate exercise price payable for such shares. Such appreciation distribution may, at the discretion of the Plan Administrator, be made in cash or in shares of Common Stock.

        LIMITED STOCK APPRECIATION RIGHTS may be granted to officers of the Company as part of their option grants. Any option with such a limited stock appreciation right in effect will automatically be cancelled upon the successful completion of a hostile take-over of the Company. In return for the cancelled option, the officer will be entitled to a cash distribution from the Company in an amount per cancelled option share equal to the excess of (a) the take-over price per share over (b) the exercise price payable for such share.

    The Plan Administrator will have the authority to effect the cancellation of outstanding options under the Discretionary Option Grant Program which have exercise prices in excess of the then current market price of Common Stock and to issue replacement options with an exercise price based on the market price of Common Stock at the time of the new grant.

                         AUTOMATIC OPTION GRANT PROGRAM

    Under the Automatic Option Grant Program, each individual who first becomes a non-employee Board member will automatically be granted at that time an option grant for 20,000 shares of Common Stock. In addition, on the date of each Annual Stockholders Meeting, beginning with the 1993 Annual Meeting, each individual who is to continue to serve as a non-employee Board member after such meeting will automatically be granted an option to purchase 5,000 shares of Common Stock, provided such individual has served as a non-employee Board member for at least six months.

    Each option will have an exercise price per share equal to 100% of the fair market value per share of Common Stock on the option grant date and a maximum term of ten years measured from the option grant date.

    Each option will become exercisable with respect to 25% of the option shares upon the optionee's completion of one (1) year of Board service measured from the grant date and with respect to the balance of the option shares, in a series of 36 equal monthly installments upon the optionee's three (3)-year period of Board service thereafter.

    The shares subject to each automatic option grant will immediately vest upon the optionee's death or permanent disability or upon certain changes in the ownership or control of the Company. In addition, upon the successful completion of a hostile take-over, each automatic option grant will automatically be cancelled for a cash distribution per cancelled option share in an amount equal to the excess of (a) the take-over price per share over (b) the exercise price payable for such share.

                               GENERAL PROVISIONS

    ACCELERATION

    In the event that the Company is acquired by merger or asset sale, each outstanding option under the Discretionary Option Grant Program which is not to be assumed by the successor corporation or replaced with a comparable option to purchase shares of the capital stock of the successor corporation will automatically accelerate in full. In connection with a hostile change in control of the Company (whether by successful tender offer for more than 50% of the outstanding voting stock or by proxy contest for the election of Board members), the Plan Administrator will have the discretionary authority to provide for automatic acceleration of outstanding options under the Discretionary Grant Program at the time of such change in control or upon the subsequent termination of the optionee's service.

    The acceleration of vesting in the event of a change in the ownership or control of the Company may be seen as an anti-takeover provision and may have the effect of discouraging a merger proposal, a takeover attempt or other efforts to gain control of the Company.

    FINANCIAL ASSISTANCE

    The Plan Administrator may permit one or more optionees to pay the exercise of outstanding options under the Discretionary Option Grant Program by delivering a promissory note payable in installments. The Plan Administrator will determine the terms of any such promissory note. However, the maximum amount of financing provided any optionee may not exceed the cash consideration payable for the purchased shares plus all applicable taxes incurred in connection with the acquisition of the shares. Any such promissory note may be subject to forgiveness in whole or in part, at the discretion of the Plan Administrator, over the optionee's period of service.

    SPECIAL TAX ELECTION

    The Plan Administrator may provide one or more holders of options with the right to have the Company withhold a portion of the shares otherwise issuable to such individuals in satisfaction of the tax withholding liability incurred by such individuals in connection with the exercise of those options or the vesting of those shares. Alternatively, the Plan Administrator may allow such individuals to deliver previously acquired shares of Common Stock in payment of such tax liability.

    AMENDMENT AND TERMINATION

    The Board may amend or modify the Option Plan in any or all respects whatsoever subject to any required stockholder approval. The Board may terminate the Option Plan at any time, and the Option Plan will in all events terminate on March 21, 2009.

    STOCK AWARDS

    The table below shows, as to each of the Company's executive officers named in the Summary Compensation Table and the various indicated individuals and groups, the number of shares of Common

Stock subject to options granted between January 1, 1998 and March 31, 1999 under the Option Plan together with the weighted average exercise price payable per share.

                              OPTION TRANSACTIONS

                                                                      NUMBER OF      WEIGHTED
                                                                       OPTION         AVERAGE
NAME                                                                   SHARES     EXERCISE PRICE
-------------------------------------------------------------------  -----------  ---------------
James K. Schuler ..................................................           0         --
  Chairman of the Board, President
  and Chief Executive Officer

Michael T. Jones ..................................................      30,000      $    6.73
  Executive Vice President of Operations/Hawaii
  Division President, Director

Pamela S. Jones ...................................................      40,000      $    6.77
  Senior Vice president of Finance and
  Chief Financial Officer, Director

Harvey L. Goth ....................................................       4,500      $    6.68
  Senior Vice President of Acquisition
  and Development

David L. Oyler ....................................................      16,700      $    6.79
  Vice President/Colorado Division
  President--Melody Homes, Inc.

All current executive officers as a group
  (6 persons)......................................................     103,200      $    6.75

Bert T. Kobayashi .................................................       5,000      $    8.50
  Director

Thomas A. Bevilacqua ..............................................       5,000      $    8.50
  Director

Martin T. Hart ....................................................       5,000      $    8.50
  Director

All non-employee directors as a group
  (3 persons)......................................................      15,000      $    8.50

All employees, including current officers who are not
  executive officers as a group (54 persons).......................     187,550      $    6.68

                        FEDERAL INCOME TAX CONSEQUENCES

    OPTION GRANTS

    Options granted under the Option Plan may be either incentive stock options which satisfy the requirements of Section 422 of the Internal Revenue Code or non-statutory options which are not intended to meet such requirements. The Federal income tax treatment for the two types of options differs as follows:

    INCENTIVE STOCK OPTIONS. No taxable income is recognized by the optionee at the time of the option grant, and no taxable income is generally recognized at the time the option is exercised. The optionee will, however, recognize taxable income in the year in which the purchased shares are sold or otherwise disposed of. For Federal tax purposes, dispositions are divided into two categories: (i) qualifying and (ii) disqualifying. A qualifying disposition occurs if the sale or other disposition is made after the optionee has held the shares for more than two years after the option grant date and more than one year after the exercise date. If either of these two holding periods is not satisfied, then a disqualifying disposition will result.

    If the optionee makes a disqualifying disposition of the purchased shares, then the Company will be entitled to an income tax deduction, for the taxable year in which such disposition occurs, equal to the excess of (i) the fair market value of such shares on the option exercise date over (ii) the exercise price paid for the shares. In no other instance will the Company be allowed a deduction with respect to the optionee's disposition of the purchased shares.

    NON-STATUTORY OPTIONS. No taxable income is recognized by an optionee upon the grant of a non-statutory option. The optionee will in general recognize ordinary income, in the year in which the option is exercised, equal to the excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for the shares, and the optionee will be required to satisfy the tax withholding requirements applicable to such income.

    If the shares acquired upon exercise of the non-statutory option are unvested and subject to repurchase by the Company in the event of the optionee's termination of service prior to vesting in those shares, then the optionee will not recognize any taxable income at the time of exercise but will have to report as ordinary income, as and when the Company's repurchase right lapses, an amount equal to the excess of (i) the fair market value of the shares on the date the repurchase right lapses over (ii) the exercise price paid for the shares. The optionee may, however, elect under Section 83(b) of the Internal Revenue Code to include as ordinary income in the year of exercise of the option an amount equal to the excess of (i) the fair market value of the purchased shares on the exercise date over (ii) the exercise price paid for such shares. If the Section 83(b) election is made, the optionee will not recognize any additional income as and when the repurchase right lapses.

    The Company will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the optionee with respect to the exercised non-statutory option. The deduction will in general be allowed for the taxable year of the Company in which such ordinary income is recognized by the optionee.

    STOCK APPRECIATION RIGHTS

    An optionee who is granted a stock appreciation right will recognize ordinary income in the year of exercise equal to the amount of the appreciation distribution. The Company will be entitled to an income tax deduction equal to the appreciation distribution for the taxable year in which such ordinary income is recognized by the optionee.

                    DEDUCTIBILITY OF EXECUTIVE COMPENSATION

    Assuming approval of this proposal, the Company anticipates that any compensation deemed paid by it in connection with disqualifying dispositions of incentive stock option shares or exercises of non-statutory options granted with exercise prices equal to the fair market value of the option shares on the grant date will qualify as performance-based compensation for purposes of Code Section 162(m) and will not have to be taken into account for purposes of the $1 million limitation per covered individual on the deductibility of the compensation paid to certain executive officers of the Company. Accordingly, all compensation deemed paid with respect to those options is expected to remain deductible by the Company without limitation under Code Section 162(m).

                              ACCOUNTING TREATMENT

    Option grants with exercise prices less than the fair market value of the shares on the grant date will result in a compensation expense to the Company's earnings equal to the difference between the exercise price and the fair market value of the shares on the grant date. Such expense will be accruable by the Company over the period that the option shares are to vest. Option grants at 100% of fair market value will not result in any charge to the Company's earnings. However, the Company must disclose in footnotes and pro-forma statements to the Company's financial statements, the impact those options would have upon the Company's reported earnings were the value of those options at the time of grant treated as a compensation expense. Whether or not granted at a discount, the number of outstanding options may be a factor in determining the Company's earnings per share on a fully-diluted basis.

    Under a recently-proposed interpretation to the current accounting principles, option grants made to non-employee Board members or consultants after December 15, 1998 will result in a direct charge to the Company's reported earnings based upon the fair value of the option measured on the vesting date of each installment of the underlying option shares. Such charge will accordingly include the appreciation in the value of the option shares over the period between the grant date of the option (or, if later, the effective date of the final amendment of the accounting principles) and the vesting date of each installment of the option shares. In addition, if the proposed amendment is adopted, any options which are repriced after December 15, 1998 will also trigger a direct charge to Company's reported earnings measured by the appreciation in the value of the underlying shares over the period between the grant date of the option (or, if later, the effective date of the final amendment) and the date the option is exercised for those shares.

    Should one or more optionees be granted stock appreciation rights which have no conditions upon exercisability other than a service or employment requirement, then such rights will result in a compensation expense to the Company's earnings.

                               NEW PLAN BENEFITS

    As of March 31, 1999, no option grants have been made under the Option Plan on the basis of the 500,000-share increase for which stockholder approval is sought as part of this Proposal. However, on the date of the Annual Meeting, each of Messrs. Bevilacqua, Hart and Kobayashi will receive an option grant for 5,000 shares under the Automatic Option Grant Program at an exercise price equal to the fair market value of the shares on that date.

                              STOCKHOLDER APPROVAL

    The affirmative vote of a majority of the outstanding voting shares of the Company present or represented and entitled to vote at the 1999 Annual Meeting is required for approval of the amendment to the Option Plan. Should such stockholder approval not be obtained, then the share reserve will not be increased, non-employee Board members will not become eligible to receive option grants under the Discretionary Option Grant Program and any unvested shares repurchased by the Company will not be added back to the share reserve for reissuance. The Option Plan will, however, continue to remain in effect, and option grants may continue to be made pursuant to the provisions of the Option Plan prior to its amendment until the available reserve of Common Stock under such plan is issued.

    THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE APPROVAL OF THE AMENDMENT TO THE OPTION PLAN. THE BOARD BELIEVES THAT IT IS IN THE BEST INTERESTS OF THE COMPANY TO IMPLEMENT A COMPREHENSIVE EQUITY INCENTIVE PROGRAM FOR THE COMPANY WHICH WILL PROVIDE A MEANINGFUL OPPORTUNITY FOR OFFICERS, EMPLOYEES AND NON-EMPLOYEE BOARD MEMBERS TO ACQUIRE A SUBSTANTIAL PROPRIETARY INTEREST IN THE ENTERPRISE AND THEREBY ENCOURAGE SUCH INDIVIDUALS TO REMAIN IN THE COMPANY'S SERVICE AND MORE CLOSELY ALIGN THEIR INTERESTS WITH THOSE OF THE STOCKHOLDERS.

                                   PROPOSAL 3
            RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTS

    The firm of Ernst & Young LLP served as independent public accountants for the Company for the fiscal year ended December 31, 1998. The Board of Directors has appointed Ernest & Young LLP to serve in the same capacity for the current fiscal year and is asking stockholders to ratify the selection of Ernst & Young LLP by the Board of Directors as independent public accountants. The affirmative vote of a majority of the shares presented and voting at the meeting is required to ratify the selection of Ernst & Young LLP. In the event that stockholders fail to ratify the selection of Ernst & Young LLP, the Board of Directors would reconsider such selection.

    A representative of Ernst & Young LLP is expected to attend the Annual Meeting and has indicated that he has no statement to make, but will be available to respond to appropriate questions and to make a statement if such representative desires to do so.

    THE COMPANY'S BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP TO SERVE AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 1999.

                                 OTHER MATTERS

    Management does not know of any matters to be presented at this Annual Meeting other than those set forth herein and in the Notice accompanying this Proxy Statement. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed form of Proxy to vote the shares they represent as the Board of Directors may recommend. Discretionary authority with respect to such other matters is granted by the execution of the enclosed Proxy.

                        SECURITY OWNERSHIP OF MANAGEMENT

    The following table sets forth information regarding the beneficial ownership of the Company's Common Stock as of March 31, 1999 (except as indicated in the footnotes below) by (i) each person who is known to the Company to own beneficially more than 5% of the outstanding shares of the Common Stock of the Company, (ii) each director, (iii) each officer listed in the Summary Compensation Table and (iv) all directors and executive officers as a group. All shares are subject to the named person's sole voting and investment power except where otherwise indicated.

                                                             NUMBER OF SHARES
NAME AND ADDRESS                                               BENEFICIALLY       PERCENT OF
OF BENEFICIAL OWNER                                                OWNED         COMMON STOCK
-----------------------------------------------------------  -----------------  ---------------
James K. Schuler (1)(2)
828 Fort Street Mall, 4th Floor
Honolulu, Hawaii 96813.....................................       10,831,928           54.0%

Loomis, Sayles & Company, L.P. (3)
One Financial Center
Boston, MA 02111...........................................        1,681,297            8.4%

Franklin Resources, Inc. (4)
777 Mariners Island Boulevard
San Mateo, California 94404................................        1,680,400            8.4%

State of Wisconsin Investment Board (5)
P.O. Box 7842
Madison, Wisconsin 53707...................................        1,520,000            7.6%

Dimensional Fund Advisors Inc. (6)
1299 Ocean Avenue, 11th Floor
Santa Monica, CA 90401.....................................        1,396,200            7.0%

Michael T. Jones (7).......................................          104,748          (8)

Harvey L. Goth (9).........................................           16,345          (8)

Pamela S. Jones (2)(10)....................................           104,748         (8)

David L. Oyler (11)........................................            29,158         (8)

Martin T. Hart (12)........................................            21,467         (8)

Bert T. Kobayashi (13).....................................            22,375         (8)

Thomas A. Bevilacqua (14)..................................            11,875         (8)

All directors and executive officers as a group (9 persons)
(2)(15)....................................................        11,119,883           55.5%

------------------------

(1) Excludes 32,101 shares, of which Mr. Schuler has no voting or investment power, owned by Mrs. Schuler. Mr. Schuler had sole voting power with respect to 10,331,928 shares.

(2) Includes 500,000 shares held by a nonprofit corporation for which Mr. Schuler and Ms. Jones serve as directors. The other four directors consist of Mr. Schuler's wife and three of their respective children not sharing the same household. Ms. Jones disclaims beneficial ownership of such shares.

(3) Information as of December 31, 1998, per Schedule 13G filed pursuant to Rule 13d-1(b) or 13d-2(b) of the Securities Exchange Act of 1934, as amended. Loomis, Sayles & Company, L.P. had sole voting power with respect to 1,435,536 shares.

(4) Information as of December 31, 1998 per Schedule 13G filed pursuant to Rule 13d-1(b) or 13d-2(b) of the Securities Exchange Act of 1934, as amended. Such shares are owned by one or more closed-end investment companies or other managed accountants which are advised by subsidiaries of Franklin Resources, Inc. ("FRI"), which subsidiaries have sole voting and investment power over such shares. The Schedule 13G was filed by FRI, Charles B. Johnson and Rupert H. Johnson, Jr., (each of whom owns in excess of 10% of the outstanding Common Stock of FRI), both with the same address, and Templeton Investment Counsel, Inc. (investment advisor to Franklin Resources, Inc.), 500 E. Broward Blvd., Suite 2100, Ft. Lauderdale, FL 33394.

(5) Information as of December 31, 1998 per Schedule 13G filed pursuant to Rule 13d-1(b) or 13d-2(b) of the Securities Exchange Act of 1934, as amended. The State of Wisconsin Investment Board retains sole voting and dispositive power for all shares.

(6) Information as of December 31, 1998 per Schedule 13G filed pursuant to Rule 13d-1(b) or 13d-2(b) of the Securities Exchange Act of 1934, as amended. Dimensional Fund Advisors Inc. ("Dimensional"), an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other investment vehicles, including commingled group trusts. (These investment companies and investment vehicles are the "Portfolios"). In its role as investment advisor and investment manager, Dimensional possesses both voting and investment power over the securities of the Issuer described in this schedule that are owned by the Portfolios. All securities reported in this schedule are owned by the Portfolios, and Dimensional disclaims beneficial ownership of such securities.

(7) Includes (i) 1 share, of which Mr. Jones has no voting or investment power, owned by Ms. Jones, (ii) 14,000 shares, of which Mr. Jones and Ms. Jones have shared voting and investment power, held by Mr. Jones and Ms. Jones as custodian for their children, (iii) 38,033 shares which Mr. Jones has the option to purchase within 60 days of March 31, 1999, and (iv) 37,283 shares which Ms. Jones has the option to purchase within 60 days of March 31, 1999.

(8) Less than 1%.

(9) Includes 3,626 shares which Mr. Goth has the option to purchase within 60 days of March 31, 1999.

(10) Includes (i) 1 share, of which Ms. Jones has no voting or investment power, owned by Mr. Jones, (ii) 14,000 shares, of which Mr. Jones and Ms. Jones have shared voting and investment power, held by Mr. Jones and Ms. Jones as custodian for their children, (iii) 37,283 shares which Ms. Jones has the option to purchase within 60 days of March 31, 1999, and (iv) 38,033 shares which Mr. Jones has the option to purchase within 60 days of March 31, 1999.

(11) Includes 21,875 shares which Mr. Oyler has the option to purchase within 60 days of March 31, 1999.

(12) Represents 21,467 shares which Mr. Hart has the option to purchase within 60 days of March 31, 1999.

(13) Includes 21,875 shares which Mr. Kobayashi has the option to purchase within 60 days of March 31, 1999.

(14) Represents 11,875 shares which Mr. Bevilacqua has the option to purchase within 60 days of March 31, 1999.

(15) Includes shares which the directors and executive officers have the option to purchase within 60 days of March 31, 1999. Does not include an aggregate of 151,200 shares issuable upon exercise of stock options which are not currently exercisable and will not be exercisable within 60 days of March 31, 1999. See also footnotes 7 and 10 above.

                             EXECUTIVE COMPENSATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

    The following table sets forth the compensation earned by the Company's Chief Executive Officer and the Company's four other highest-paid executive officers for services rendered in all capacities to the Company and its subsidiaries for the fiscal years ended December 31, 1998, 1997 and 1996, respectively. No other executive officer who would otherwise have been included in such table on the basis of salary and bonus for fiscal year 1998 has been excluded by reason of his or her termination of employment or change in executive status during that year. The listed individuals shall be hereinafter referred to as the "Named Executive Officers."

                           SUMMARY COMPENSATION TABLE

                                                                                         LONG TERM
                                                                                        COMPENSATION
                                                                                       --------------
                                                                                           AWARDS
                                                           ANNUAL COMPENSATION         --------------
                                                    ---------------------------------    SECURITIES      ALL OTHER
                                                                 SALARY                  UNDERLYING     COMPENSATION
           NAME AND PRINCIPAL POSITION                YEAR       ($)(1)     BONUS($)      OPTIONS          ($)(2)
--------------------------------------------------  ---------  ----------  ----------  --------------  --------------
James K. Schuler                                         1998  $  650,000  $  210,930        --              --
Chairman of the Board, President and Chief               1997  $  650,000      --            --              --
Executive Officer                                        1996  $  650,000      --            --              --

Michael T. Jones                                         1998  $  185,000  $   20,274      25,000       $   2,253
Executive Vice President of Operations/ Hawaii           1997  $  185,000  $   15,000      41,900(3)    $   1,200
Division President, Director                             1996  $  181,253      --          15,000       $   5,422

Harvey L. Goth                                           1998  $  149,000  $   52,733       3,500       $   2,377
Senior Vice President of Acquisition and                 1997  $  149,000  $   15,000      19,700(3)    $   2,235
Development                                              1996  $  149,000      --           5,000       $   8,625

Pamela S. Jones                                          1998  $  157,500  $  105,465      35,000       $   1,975
Senior Vice President of Finance and Chief               1997  $  150,000  $   50,000      40,900(3)    $   1,200
Financial Officer, Director                              1996  $  137,784      --          10,000       $   4,478

David L. Oyler                                           1998  $  139,256  $  459,027      15,000       $   8,500(4)
Vice President/Colorado Division President-Melody        1997  $  139,256  $  397,932      30,000       $   2,375
Homes, Inc.

------------------------

(1) Salary includes amounts deferred pursuant to the 401(k) Retirement Savings Plan.

(2) Represents the Company's discretionary and matching contributions made to the 401(k) Retirement Savings Plan.

(3) Includes options granted in 1997 at a new exercise price in cancellation of pre-existing options originally granted from 1992 to 1995 but with a higher exercise price as follows:

Michael T. Jones                                 36,900
Harvey L. Goth                                   14,700
Pamela S. Jones                                  35,900

(4) Includes automobile allowance of $6,000.

STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

    The following table contains information concerning the grant of stock options under the Company's 1992 Stock Option Plan for the 1998 fiscal year to the Named Executive Officers. Except for the limited stock appreciation rights described in footnote 6 below, no stock appreciation rights were granted to the named executive officers during such fiscal year. The table also lists potential realizable values of such options on the basis of assumed annual compounded stock appreciation rates of 5% and 10% over the life of the options which are set at a maximum of 10 years.

                       OPTION GRANTS IN LAST FISCAL YEAR

INDIVIDUAL GRANTS
---------------------------------------------------------------------------------------------   POTENTIAL REALIZABLE
                                                        % OF TOTAL                                VALUE AT ASSUMED
                                         NUMBER OF        OPTIONS                               ANNUAL RATE OF STOCK
                                        SECURITIES      GRANTED TO                             PRICE APPRECIATION FOR
                                        UNDERLYING     EMPLOYEES IN   EXERCISE OR                   OPTION TERM
                                          OPTIONS         FISCAL      BASE PRICE   EXPIRATION  ----------------------
NAME                                    GRANTED (#)       YEAR(1)      ($/SH)(2)      DATE     5% ($)(3)   10% ($)(3)
------------------------------------  ---------------  -------------  -----------  ----------  ----------  ----------
James K. Schuler (4)................          0               0           --           --               0           0

Michael T. Jones....................     25,000(5)(6)        15.6%     $   6.875    03/16/08   $  108,091  $  273,924

Harvey L. Goth......................      3,500(5)(6)         2.2%     $   6.875    03/16/08   $   15,133  $   38,349

Pamela S. Jones.....................     35,000(5)(6)        21.8%     $   6.875    03/16/08   $  151,328  $  383,494

David L. Oyler......................     15,000(5)(6)         9.4%     $   6.875    03/16/08   $   64,855  $  164,355

------------------------

(1) Based on options for a total of 160,350 shares granted to employees during fiscal 1998.

(2) The exercise price of each option may be paid in cash, in shares of Common Stock valued at fair market value on the exercise date or through a cashless exercise procedure involving a same-day sale of the purchased shares. The Company may also finance the option exercise by loaning the optionee sufficient funds to pay the exercise price for the purchased shares and the federal and state tax liability incurred in connection with such exercise. The Compensation Committee has the authority to reprice outstanding options through the cancellation of those options and the grant of replacement options with an exercise price equal to the lower fair market value of the option shares on the regrant date.

(3) The potential realizable value is reported net of the option price, but before income taxes associated with exercise. These amounts represent assumed annual compounded rates of appreciation at 5% and 10% only from the date of grant to the expiration date of the option. These amounts are calculated based on the requirements of the Securities and Exchange Commission. There is no assurance provided to any executive officer or any other holder of the Company's securities that the actual stock price appreciation over the 10-year option term will be at the assumed 5% and 10% levels or at any other defined level. Unless the market price of the Common Stock does in fact appreciate over the option term, no value will be realized from the option grants made to the executive officers.

(4) James K. Schuler has not been granted options under the 1992 Stock Option Plan.

(5) Each option will become exercisable for 25% of the option shares upon completion of one (1) year of service measured from the date of grant and for the balance of the option shares in a series of 36 successive equal monthly installments upon the optionee's completion of each additional month of service thereafter. The option was granted on March 17, 1998.

(6) Each option will become immediately exercisable for all of the option shares in the event the Company is acquired by merger or sale of substantially all of the Company's assets or outstanding Common Stock, unless the option is assumed or otherwise replaced by the acquiring entity. The Compensation Committee has authority to provide for the acceleration of each option in connection with certain hostile tender offers or proxy contests for Board membership. Each option includes a limited stock appreciation right pursuant to which the option will automatically be cancelled upon the occurrence of certain hostile tender offers, in return for a cash distribution from the Company based on the tender offer price per share. Each option has a maximum term of 10 years, subject to earlier termination in the event of the optionee's cessation of service with the Company.

OPTION EXERCISES AND HOLDINGS

    The following table provides information with respect to the Named Executive Officers concerning the exercise of options during the last fiscal year and unexercised options held as of the end of the last fiscal year. No stock appreciation rights were exercised during fiscal year 1998, and except for the limited stock appreciation rights described in footnote (6) to the Option Grant Table above, no stock appreciation rights were held by such named executive officers as of the end of fiscal 1998.

    AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION VALUES

                                                                                           VALUE OF UNEXERCISED
                                                                                                 IN-THE-
                                                                                         MONEY OPTIONS AT FY-END
                                                 VALUE                                     ($) (MARKET PRICE OF
                                             REALIZED ($)      NUMBER OF SECURITIES               SHARES
                                  SHARES     (MARKET PRICE    UNDERLYING UNEXERCISED     AT FY-END ($7.125) LESS
                                ACQUIRED ON  AT EXERCISE,     OPTIONS AT FY-END (#)          EXERCISE PRICE)
                                 EXERCISE    LESS EXERCISE  --------------------------  --------------------------
NAME                                (#)         PRICE)      EXERCISABLE   UNEXERCISED   EXERCISABLE  UNEXERCISABLE
------------------------------  -----------  -------------  -----------  -------------  -----------  -------------
James K. Schuler..............      --            --            --            --            --            --
Michael T. Jones..............      --            --            28,138        53,763     $  39,277    $    46,698
Harvey L. Goth................      10,682     $  25,924         1,303        16,215     $   1,760    $    19,048
Pamela S. Jones...............      --            --            25,096        60,804     $  35,691    $    45,659
David L. Oyler................      --            --            14,375        30,625     $  12,578    $    17,422

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    The Compensation Committee (the "Committee") of the Board of Directors sets the base salary of the Company's executive officers and approves individual bonus programs for executive officers. Option grants to executive officers are made by the Committee, and the Committee has complete discretion in establishing the terms of each such grant. The following is a summary of policies of the Committee that affect the compensation paid to executive officers, as reflected in the tables and text set forth elsewhere in this Proxy Statement.

    CEO COMPENSATION

    In January 1992, prior to the Company's initial public offering, the Company entered into an employment agreement with James K. Schuler, the Company's Chief Executive Officer, providing for the payment of a base annual salary of $420,000 or an amount otherwise agreed upon by the parties. The Committee took action during 1994 to increase Mr. Schuler's annual base salary to $650,000 effective April 1, 1994. The employment agreement had an initial term of three years, and requires Mr. Schuler to devote substantially all of his time to Company affairs. The employment agreement is automatically renewable for a one-year term commencing on each anniversary of the date of such agreement, unless either party notifies the other party otherwise. No such notice of termination was given for any year from 1995 to 1999. The Committee played no role in the negotiation of this agreement. However, Mr. Schuler's base compensation is influenced by the following policies.

    COMPENSATION PHILOSOPHY

    The Committee applies a consistent philosophy to compensation for all employees, including executive officers. This philosophy is based on the premise that the achievements of the Company result from the coordinated efforts of all individuals working toward common objectives. The Company strives to achieve those objectives through teamwork that is focused on meeting the expectations of customers and stockholders.

    - THE COMPANY PAYS COMPETITIVELY. The Company is committed to providing a pay program that helps attract and retain quality employees. To ensure that pay is competitive, the Company compares its pay practices with those of companies in its industry and in the markets in which it operates and sets its pay parameters based on this review. The base salary for the Company's executive officers approximate the average for the comparison group, reflecting the Company's relative position within the group. The public homebuilders included in the comparison group are substantially the ones included in the peer group index reflected on the Performance Graph.

    - THE COMPANY PAYS FOR RELATIVE SUSTAINED PERFORMANCE. Executive officers are rewarded based upon corporate performance or the performance of specific divisions, as appropriate. Performance is evaluated by reviewing the extent to which strategic and business plan goals are met, including such factors as returns on invested capital, profit margins, and results of operations.

    - THE COMPANY STRIVES FOR FAIRNESS IN THE ADMINISTRATION OF PAY. The Company strives to balance the compensation paid to a particular individual and the compensation paid to other persons both inside the Company and at comparable companies.

    GENERAL COMPENSATION POLICY

    The Committee's overall policy is to offer the Company's executive officers competitive cash- and equity-based compensation opportunities based upon their personal performance, the financial performance of the Company and their contribution to that performance.

    The principal factors taken into account in establishing each executive officer's compensation package are summarized below. Additional factors may be taken into account to a lesser degree, and the relative weight given to each factor varies with each individual in the sole discretion of the Committee. The Committee may in its discretion apply entirely different factors, such as different measures of financial performance, for future fiscal years.

    CASH-BASED COMPENSATION. The Committee sets base salary for executive officers on the basis of personal performance, the salary levels in effect for comparable positions with other companies in the industry (as discussed above) and in the markets in which the Company operates and internal comparability considerations. There have been no meaningful increases in the base salaries of executive officers since 1994. The aggregate amount of the Company's annual bonus pool is based on a percentage applied to the particular division's or the overall Company's pretax income. A higher percentage is applied to pretax income attained in excess of two-thirds of the pretax income goals established per the applicable calendar year business plan. The business plans are finalized and approved by the executive officers at the beginning of each calendar year. In addition, the calculation is progressively tiered such that the percentages to be applied to pretax income increase when certain higher benchmarks for pretax profit margins and returns on invested capital are achieved. This amount is allocated to employees, including the executive officers, taking into consideration the employee's position within the Company, salary level and individual performance. The Company also has a 401(k) retirement savings plan to which it can make a matching contribution to eligible participants. The Company believes that all employees share the responsibility of achieving profits.

    LONG-TERM EQUITY-BASED COMPENSATION. The Committee intends to make stock option grants on an annual basis. Each grant is designed to align the interests of the executive officers with those of the stockholders and provide each individual with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the business. Each grant generally allows the officer to acquire shares of the Company's Common Stock at a fixed price per share (the market price on the grant date) over a specified period of time (up to 10 years), thus providing a return to the officer only if he or she remains in the employ of the Company and the market price of the shares appreciates over the option term. The size of the option grant to each executive officer generally is set at a level that is intended to create a meaningful opportunity for stock ownership based upon the individual's current position with the Company, but there is also taken into account the size of comparable awards made to individuals in similar positions in the industry as reflected in external surveys, the individual's potential for future responsibility and promotion over the option term, the individual's personal performance in recent periods and the number of options held by the individual at the time of grant. Generally, as an officer's level of responsibility increases, a greater portion of his or her total compensation will be dependent upon Company performance and stock price appreciation rather than base salary. The relative weight given to these factors varies with each individual in the sole discretion of the Committee.

    DEDUCTION LIMIT FOR EXECUTIVE COMPENSATION

    Section 162(m) of the Internal Revenue Code, enacted in 1993, generally disallows a tax deduction to publicly held companies for compensation exceeding $1 million paid to certain of the corporation's executive officers. The limitation applies only to compensation which is not considered to be performance-based compensation. Compensation which qualifies as performance-based compensation will not have to be taken into account for purposes of this limitation. The non-performance based compensation to be paid to the Company's executive officers for fiscal 1998 did not exceed the $1 million limit per officer, nor is it expected that the non-performance based compensation to be paid to the Company's executive officers for fiscal 1999 will exceed that limit. Because it is very unlikely that the compensation payable to any of the Company's executive officers in the foreseeable future will approach the $1 million limit, the Committee has not taken any action to limit or restructure the elements of cash compensation payable to the Company's executive officers. The Committee will reconsider this matter should the individual compensation of any executive officer ever approach the $1 million level.

    It is the opinion of the Committee that the executive compensation policies and plans provide the necessary total remuneration program to properly align the Company's performance and the interests of the Company's stockholders through the use of competitive and equitable executive compensation in a balanced and reasonable manner, for both the short and long-term.

    Submitted by the Compensation Committee of the Company's Board of Directors:

                                          Martin T. Hart

                                          Bert T. Kobayashi

PERFORMANCE GRAPH

    The following performance graph shows the percentage change in cumulative total return to a holder of the Company's Common Stock, assuming dividend reinvestment, compared with the cumulative total return, assuming dividend reinvestment, of the Standard & Poor's 500 Stock Index and the peer group indicated below, during the period from March 19, 1992 (the date prior to the Company's initial public offering) through December 31, 1998.

                          TOTAL SHAREHOLDER RETURNS(*)

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

 DOLLARS      SCHULER HOMES INC.      S&P 500 INDEX       NEW PEER GROUP        OLD PEER GROUP
Dec-93                       100.00            100.00                100.00                100.00
Dec-94                        50.89            101.32                 51.08                 50.53
Dec-95                        27.90            139.40                 88.73                 87.31
Dec-96                        22.32            171.40                 85.93                 84.21
Dec-97                        22.99            228.53                139.10                136.55
Dec-98                        25.45            293.91                189.16                184.42

------------------------

*   $100 invested on 3/19/92 in stock, group or index.

                            NEW PEER GROUP COMPANIES

CENTEX CORP                                    PRESLEY COMPANIES/DE
DR HORTON                                      PULTE CORP
ENGLE HOMES INC                                RYLAND GROUP INC.
HOVNANIAN ENTRPRS INC.-CL A                    STANDARD PACIFIC CP
KAUFMAN & BROAD HOME                           TOLL BROTHERS INC
LENNAR CORP                                    WEBB (DEL E) CORP

                            OLD PEER GROUP COMPANIES

CENTEX CORP                                    PRESLEY COMPANIES/DE
CONTINENTAL HOMES HOLDINGS CP                  PULTE CORP
ENGLE HOMES INC                                RYLAND GROUP INC.
HOVNANIAN ENTRPRS INC.-CL A                    STANDARD PACIFIC CP
KAUFMAN & BROAD HOME                           TOLL BROTHERS INC
LENNAR CORP                                    UDC HOMES INC.-LP
ORIOLE HOMES CORP-CL B                         WEBB (DEL E) CORP

    The Company has updated its peer group companies to include DR Horton, a large comparable home builder, and to delete Oriole Homes Corp, as well as to reflect consolidation in the homebuilding industry.

    Notwithstanding anything to the contrary set forth in any of the Company's previous filings made under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings made by the Company under those statutes, neither the preceding Stock Performance Graph nor the Compensation Committee Report is to be incorporated by reference into any such prior filings, nor shall such graph or report be incorporated by reference into any future filings made by the Company under those statutes.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The Compensation Committee during 1998 was comprised of independent, non-employee Directors of the Company, Bert T. Kobayashi and Martin T. Hart. Neither of these individuals was an officer or employee of the Company at any time during the 1998 fiscal year or at any other time.

    No current executive officer of the Company has ever served as a member of the board of directors or compensation committee of any other entity that has or has had one or more executive officers serving as a member of the Company's Board of Directors or Compensation Committee.

    TRANSACTIONS WITH JAMES K. SCHULER AND ENTITIES CONTROLLED BY JAMES K.
     SCHULER

    The Company and James K. Schuler & Associates, Inc. ("JKS"), a corporation controlled by James K. Schuler, have entered into a management agreement pursuant to which certain management and administrative personnel of the Company will perform certain functions for JKS. JKS will reimburse the Company on a quarterly basis for its cost in providing such services. During fiscal 1998, $100,000 was charged to JKS by the Company pursuant to this agreement.

    TRANSACTIONS WITH DIRECTORS

    From time to time, the Company has engaged the law firm of Kobayashi, Sugita & Goda to perform legal work. Bert T. Kobayashi, a director of the Company since June 1992, is a senior partner of this Honolulu law firm. During fiscal 1998, $14,000 in legal fees to Kobayashi, Sugita & Goda were incurred by the Company.

    From time to time, the Company has engaged the law firm of Brobeck, Phleger & Harrison LLP to perform legal work. Thomas A. Bevilacqua, a director of the Company since April 1997, was a partner of this law firm in 1998. During fiscal 1998, $308,000 in legal fees to Brobeck, Phleger & Harrison LLP were incurred by the Company.

    All future transactions between the Company and its officers, directors, principal stockholders and affiliates will be approved by a majority of the independent and disinterested members of the Board of Directors, and will be on terms no less favorable to the Company than could be obtained from unaffiliated third parties.

      COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

    Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten-percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) reports they file. Based solely upon review of the copies of such reports furnished to the Company and written representations that no other reports were required, the Company believes that there was compliance for the fiscal year ended December 31, 1998 with all

Section 16(a) filing requirements applicable to the Company's officers, directors and greater than ten-percent beneficial owners, except that a timely filed Form 4 filed by Mr. Goth inadvertently did not include the Company's full name in box 2. Upon being notified by the SEC of the error, a corrected Form 4 was immediately filed. However, the initial due date for the Form 4 had already passed.

                                 ANNUAL REPORT

    The Annual Report of the Company for the fiscal year ended December 31, 1998 has been mailed concurrently with the mailing of the Notice of Annual Meeting and Proxy Statement to all stockholders entitled to notice of and to vote at the Annual Meeting. The Annual Report is not incorporated into this Proxy Statement and is not considered proxy soliciting material, In compliance with Rule 14a-3 promulgated under the Securities Exchange Act of 1934, the Company hereby undertakes to provide without charge to each person upon written request, a copy of the Company's Annual Report on Form 10-K, including the financial statements and financial schedules thereto. Requests for such copies should be directed to Schuler Homes, Inc., 828 Fort Street Mall, Fourth Floor, Honolulu, Hawaii 96813,
Attention: Investor Relations.

    It is important that your shares be represented at the meeting, regardless of the number of shares which you hold. YOU ARE, THEREFORE, URGED TO EXECUTE PROMPTLY AND RETURN THE ACCOMPANYING PROXY IN THE ENVELOPE WHICH HAS BEEN ENCLOSED FOR YOUR CONVENIENCE. Stockholders who are present at the meeting may revoke their proxies and vote in person or, if they prefer, may abstain from voting in person and allow their proxies to be voted.

                                         By Order of the Board of Directors,

                                         /s/ PAMELA S. JONES

                                         Pamela S. Jones
                                          SECRETARY

April 20, 1999
Honolulu, Hawaii

------------------------------------------------------------------------------
                                SCHULER HOMES, INC.

                                      PROXY FOR
                            ANNUAL MEETING OF STOCKHOLDERS
                                     MAY 17, 1999

             THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints James K. Schuler and Pamela S. Jones, and each or either of them as Proxies of the undersigned, with full power of substitution, and hereby authorizes them to represent and to vote, as designated on the reverse side, all of the shares of Common Stock of SCHULER HOMES, INC., held of record by the undersigned on April 5, 1999 at the Annual Meeting of Stockholders of Schuler Homes, Inc. to be held May 17, 1999, or at any adjournment thereof.

             (Continued and to be marked, dated and signed on other side)


-------------------------------------------------------------------------------
                                -FOLD AND DETACH HERE-

--------------------------------------------------------------------------------
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL NOS. 1, 2 AND 3. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS SPECIFIED HEREON. THIS PROXY WILL BE VOTED FOR PROPOSAL NOS. 1, 2 AND 3 IF NO SPECIFICATION IS MADE.

Please mark your votes as indicated in this example   /X/

1.  ELECTION OF DIRECTORS

Nominee: Bert T. Kobayashi, Jr.
Nominee: Thomas A. Bevilacqua

        FOR                WITHHOLD
                           AUTHORITY

       /  /                 /  /


INSTRUCTIONS: To withhold authority to vote for any individual nominee, strike a line through the nominee's name above.


2. To approve the amendment of the Company's 1992 Stock Option Plan to increase the number of shares of Common Stock available for issuance by 500,000 shares and to further amend the Plan as described in the accompanying Proxy Statement.

           FOR            AGAINST              ABSTAIN

           /  /            /  /                 /  /


3. To ratify the selection of Ernst & Young LLP as independent public accountants of the Company.


       FOR            AGAINST               ABSTAIN

     /   /            /   /                 /  /


4. In their discretion, the Proxies are authorized to vote upon such other matters as may properly come before the meeting.


Please sign exactly as your name(s) is (are) shown on the share certificate to which the Proxy applies. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.


Signature______________________Signature______________________Date_____________
            PLEASE COMPLETE, SIGN AND DATE THIS PROXY AND RETURN PROMPTLY
                              IN THE ENCLOSED ENVELOPE.
--------------------------------------------------------------------------------
                                -FOLD AND DETACH HERE-